UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2023

Societal CDMO, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-36329	26-1523233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 E. Uwchlan Ave, Suite 112
Exton, Pennsylvania		19341
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 534-8239

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	SCTL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Michael Berelowitz as Director

On March 23, 2023, Dr. Michael Berelowitz, a member of the Board of Directors (the “Board”) of Societal CDMO, Inc. (the “Company”), notified the Company of his intent not to stand for re-election to the Board at the Company’s 2023 annual meeting of shareholders, and his service as a member of the Board will end effective as of May 17, 2023 (the “Effective Date”). Dr. Berelowitz’s decision to resign did not result from any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices. The Company extends its deepest gratitude to Dr. Berelowitz for his distinguished service to the Board and lasting contributions to the Company.

The Company does not intend to immediately appoint a new director to fill the vacancy resulting from Dr. Berelowitz’s resignation. As a result, the Company intends to reduce the size of the Board from nine to eight as of the Effective Date. Following the Company’s 2023 annual meeting of shareholders, the Board will continue to evaluate the size and composition of the Board in the ordinary course.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIETAL CDMO, INC.

Date:	March 24, 2023	By:	/s/ J. David Enloe, Jr.
J. David Enloe, Jr. President and Chief Executive Officer